SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2011

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Derma Sciences, Inc. (the “Registrant”) was held on May 25, 2011.  At the annual meeting, the following matters were submitted to a vote of the Registrant’s security holders with the results indicated:

Proposal 1 – Election of Directors

The following director-nominees, consisting of all director-nominees, were elected directors to serve as such for one year or until their successors have been elected and qualify:  Edward J. Quilty, Stephen T. Wills, CPA, MST, Srini Conjeevaram, James T. O’Brien, Richard J. Keim, C. Richard Stafford, Esq., Robert G. Moussa, Bruce F. Wesson and Brett Hewlett.  Details concerning the votes relative to each director-nominee are set forth below:

Director-Nominee	In Favor	Against	Abstentions	Broker Non-Votes

Edward J. Quilty	3,453,682	0	6,939	1,831,255
Srini Conjeevaram	3,453,705	0	6,916	1,831,255
Stephen T. Wills, CPA, MST	3,454,923	0	5,698	1,831,255
James T. O’Brien	3,453,507	0	7,114	1,831,255
C. Richard Stafford, Esq.	3,453,504	0	7,117	1,831,255
Richard J. Keim	3,445,834	0	14,787	1,831,255
Robert G. Moussa	3,453,820	0	6,801	1,831,255
Bruce F. Wesson	3,453,707	0	6,914	1,831,255
Brett Hewlett	3,251,351	0	209,270	1,831,255

Proposal 2 – Amendment of the Company’s Stock Option Plan

Shareholders approved an amendment to the Company’s stock option plan to increase the shares of common stock issuable thereunder to 2,500,000.  Details concerning the vote on proposal 2 are set forth below:

In Favor	3,038,203
Against	419,395
Abstentions	4
Broker Non-Votes	1,831,255

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  Details concerning the vote on proposal 3 are set forth below:

In Favor	5,279,223
Against	8,340
Abstentions	4,313
Broker Non-Votes	0

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each director-nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to either of the proposals.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  May 26, 2011